UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 20, 2018

_____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-50385	90-0821083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Carillon Point

                        Kirkland, WA 98033

(Address of principal executive offices and zip code)

                              (866) 781-5559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02  Unregistered Sales of Equity Securities.

On March 20, 2018, GrowLife, Inc., a Delaware corporation (the “Company”), entered into and closed on a Common Stock Purchase Agreement (the “Agreement”) with St. George Investments, LLC, a Utah limited liability company (“St. George”).

Pursuant to the St. George Agreements, the Company agreed to sell and to issue to St. George 6,410, 256 shares of newly issued restricted Common Stock of the Company (the “Shares”) at a purchase price of $0.0156 per share (the “Purchase Price”). The Purchase Price will be paid at Closing and the Shares shall be issued upon the satisfaction of the Share Delivery Conditions as set forth in the Agreement. The Shares purchased represents less than 0.3% of the Company’s current issued and outstanding common stock.

The foregoing description of the Agreement is not complete and is subject to and qualified in its entirety by reference to the Agreement set forth in Exhibit 10.1 which is attached hereto and incorporated herein by this reference.

All securities issued pursuant to the Agreement are pursuant to transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The Agreement did not involve a public offering, the sale of the securities was made without general solicitation or advertising, there was no underwriter, and no underwriting commissions were paid.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Common Stock Purchase Agreement dated March 20, 2018 by and among GrowLife, Inc. and St. George Investments LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: March 23, 2018	By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer